Exhibit 99.1

NEWS RELEASE

For Release:     Immediately

February 21, 2012

CH Energy Group, Inc. to be Acquired by Fortis Inc.

In Agreement Valued at U.S. $1.5 Billion

Delivers U.S. $65 per Common Share to CH Energy Group Shareholders

Benefits Customers of Regulated Subsidiary Central Hudson

(Poughkeepsie , NY, February 21, 2012) CH Energy Group, Inc. (NYSE:CHG), today announced that it has entered into a definitive merger agreement with Fortis Inc., (TSX:FTS), the largest investor-owned distribution utility in Canada, under which Fortis will acquire CH Energy Group for an aggregate purchase price of approximately U.S. $1.5 billion, including the assumption of approximately U.S. $500 million of debt. The all-cash transaction will provide U.S. $65 per share to common shareholders of CH Energy Group, parent company of Central Hudson Gas & Electric Corporation, an approximate 10.5 percent premium above CH Energy Group’s closing stock price on February 17, 2012, the last trading day before the announcement; a premium of 13.1 percent above its most recent 20-day trading average of $57.49; and approximately 10.4 times its 2011 EBIDTA (Earnings Before Interest, Taxes, Depreciation and Amortization). Subject to regulatory approvals and other customary closing conditions, the transaction is expected to close in the first quarter of 2013.

“We are extremely pleased to deliver compelling value to our shareholders and to become the first U.S.-based member of the Fortis federation of utility companies,” said Steven V. Lant, Chairman of the Board and Chief Executive Officer of CH Energy Group. “We believe this transaction is good for our shareholders, customers and employees alike, reflecting both value for Central Hudson’s strengths and prospects and helping to ensure its future success.

“Subject to PSC review and approval, there are expected to be customer benefits that could include any or all of the following: offsetting or deferring future rate increases, enhancing the quality of service to customers or making that service more affordable. Customers will also benefit through adoption of Fortis best practices and enhanced access to capital to fund investments that will improve service and access to technology. And, our employees will benefit from enhanced opportunities in a larger, financially strong parent company that is committed to maintaining existing wages and benefits,” Lant said.

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Central Hudson will remain a standalone utility that joins the Fortis federation of utility companies; its headquarters will remain in Poughkeepsie, NY; and its substantial civic presence will continue throughout the Hudson Valley.

“This is the first step in our strategy to add value for Fortis shareholders by selective acquisitions within the United States of well-run, promising regulated electric and natural gas utilities,” said H. Stanley Marshall, Fortis President and C.E.O. “CH Energy Group represents for us a strong first step in the regulated U.S. electric utility marketplace.  We look forward to welcoming CH Energy Group employees to Fortis and to serving its communities with the same level of dedication that we provide to the 2 million gas and electricity customers already served by our existing Canadian utilities.”

Marshall and Lant said that all collective bargaining agreements will be honored, and there are no plans by Fortis to reduce the size of the workforce.  Customers will not pay for any costs associated with the transaction. Both companies have longstanding reputations as excellent corporate citizens and Fortis will maintain the current level of funding for the philanthropic organizations across Central Hudson’s service territory.

The transaction is conditioned upon, among other things, approval by the holders of a majority of the outstanding shares of CH Energy Group; approval by the New York State Public Service Commission and the Federal Energy Regulatory Commission; and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            Lazard served as CH Energy Group’s financial advisor, and Wachtell, Lipton, Rosen & Katz served as CH Energy Group’s legal advisor.

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About CH Energy Group

CH Energy Group, Inc. is an energy delivery company headquartered in Poughkeepsie, NY. Regulated transmission and distribution subsidiary Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 75,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies petroleum products and related services to approximately 56,000 customers in the Mid Atlantic Region.

About Fortis

Fortis Inc. is the largest investor-owned distribution utility in Canada, serving more than 2 million gas and electricity customers.  Its regulated holdings include electric utilities in five Canadian provinces and two Caribbean countries and a natural gas utility in British Columbia.  It owns non-regulated hydroelectric generation assets across Canada and in Belize & upstate New York.  It also owns hotels and commercial real estate in Canada.

For additional information, contact:

CH Energy Group, Inc.

Investors:                                                                                 Media:

Mr. Stacey A. Renner                                                             Ms. Denise D. VanBuren

Treasurer                                                                                 Corporate Secretary &

Telephone: 845.486.5730                                                        VP- Corporate Communications

srenner@cenhud.com                                                              Telephone: 845.471.8323

dvanburen@cenhud.com

Fortis Inc.

Investors                                                                                  Media:

Mr. Barry Perry                                                                       Ms. Donna Hynes

Vice President Finance and Chief Financial Officer                   Manager, Investor and Public Relations

Fortis Inc.                                                                                Fortis Inc

Telephone: 709.737.5292                                                        Telephone: 709.737.5292

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Forward-Looking Statements –

Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and  terms thereof;  deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson  undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, CH Energy Group will file a proxy statement with the SEC and intends to file other relevant materials with the SEC as well.  Investors and security holders of CH Energy Group are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters.  The final proxy statement will be mailed to CH Energy Group shareholders.  Investors and stock shareholders holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by CH Energy Group, at the SEC's Web site, www.sec.gov.  These documents (when they are available) can also be obtained by investors and stockholders free of charge from CH Energy Group at CH Energy Group’s website at www.chenergygroup.com, or by contacting CH Energy Group's Shareholder Relations Department at (845) 486-5204.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any security holder of CH Energy Group.  However, CH Energy Group, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of CH Energy Group in connection with the proposed acquisition.  Information about CH Energy's directors and executive officers may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on March 17, 2011.  Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and other relevant materials filed with the SEC when they become available.

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